                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /_/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO PARTNERS III, L.P.
                         CRESCENDO INVESTMENTS III, LLC
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

      /_/   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

      Item 1: On September  11, 2007,  Arnaud  Ajdler  delivered  the  following letter to Institutional Shareholder Services Inc.:

September 11, 2007

BY EMAIL AND FACSIMILE

Mr. Christopher Young
Institutional Shareholder Services
2099 Gaither Road
Rockville, MD 20850-4045

Dear Mr. Young:

Yesterday,  Topps  filed a  presentation  to  investors  to attempt to get their support for the $9.75 Eisner deal.  Crescendo wants to highlight two points that are relevant to Topps' valuation and clearly demonstrate that the $9.75 offer is inadequate:

1. On page 12, Topps  discloses its latest  financial  projections  for 2008 (Q2
2008 just ended so we are half-way  through the year).  Topps latest 2008 EBITDA projection is $29.5 million,  which is ABOVE the management case  projections of
$29.4 million and WELL ABOVE the adjusted case projections of $25.7 million.  As a reminder,  according to Lehman's  January  presentation to the Topps' Board of
Directors,  its DCF value of Topps under the management case scenario is between
$10.64 and $12.99 per share,  well above the $9.75 Eisner deal.  The 2008 actual financial results and Topps' latest financial projection highlights (a) that the
$9.75 price is grossly inadequate and (b) that the relevant  projections are the management  projections.  As Crescendo has publicly stated since Topps filed its initial misleading proxy statement,  the adjusted case scenario was artificially created by Lehman  with the help of  management  to show a lower  valuation  for
Topps and thereby justify its fairness opinion.

2. On page 13,  Topps  values  the  entertainment  division  based on the EBITDA multiples of RC2, Jakks Pacific,  Hasbro,  and Mattel.  This valuation is flawed for the following two reasons:

   a.    These four comps are facing significant specific issues that have materially depressed their valuations.  Jakks Pacific's value is impacted negatively by a lawsuit from WWE and the likely loss of the
         WWE licenses in 2009, rendering meaningless current multiples. RC2's value has been negatively impacted by the recall of some of their products, the prospects of lawsuits related to this recall, and the increasing cost of zinc (used in the manufacture of die-cast products). Hasbro has had a spectacular 2007 fiscal year with multiple home runs (Spiderman 3 and Transformers). The multiple based on 2007 EBITDA is therefore meaningless and artificially low since the market doesn't expect this performance to continue.
         Analysts expect 2009 EBITDA to be 13% below 2007 EBITDA. Finally,
         Mattel has been plagued with a number of product recalls due to lead paint content and design problems as well as increased cost of raw materials, depressing its current valuation.  ToppS' entertainment
                                                           -
         division does not face any of these material issues, is performing well as evidenced by EBITDA growth from $23.7 to $32.8 million from fiscal year 2007 to 2008 and is well positioned for future growth.

   b.    Even if the multiples of these  reported comps were  normalized,  we do not  believe  they can be applied  blindly  to Topps  because of Topps'
         depressed  margins.  As  the  management  projection   indicates,   the
         entertainment  division has significant  opportunities to grow top-line revenue and profitability.

Therefore,  Topps is trying to value the  entertainment  division  by applying a depressed multiple to a depressed earnings number.  Nowhere does management take into account that Topps operates in a less  competitive  environment  than these four  reported  comps in light of having only one major  competitor.  We believe that the entertainment division is Topps' jewel and we are delighted to see that the division continues to perform extremely well.

I think  that  these two  points  are  further  evidence  that the $9.75 deal is inappropriate and should be rejected by stockholders.

                                          Very truly yours,

                                          /s/ Arnaud Ajdler
                                          -----------------
                                          Arnaud Ajdler

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The  Committee  to Enhance  Topps  (the  "Committee"),  together  with the other participants  named below, has made a definitive  filing with the Securities and
Exchange  Commission  ("SEC") of a proxy  statement,  a proxy  supplement and an accompanying  proxy  card to be used to  solicit  votes in  connection  with the solicitation  of proxies  against a proposed  merger  between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC, and an investment firm controlled by Michael Eisner, which will be voted on at a meeting of the Company's stockholders (the "Merger Proxy Solicitation").

Crescendo Advisors ("Crescendo Advisors"),  together with the other participants named  below,  intends to make a  preliminary  filing  with the  Securities  and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the election of its nominees at the 2007 annual meeting of stockholders of Topps (the "Annual Meeting Proxy Solicitation").

THE COMMITTEE AND CRESCENDO  ADVISORS ADVISE ALL  STOCKHOLDERS OF THE COMPANY TO
READ  THE  PROXY  STATEMENT,   AND  OTHER  PROXY   MATERIALS,   INCLUDING  PROXY
SUPPLEMENTS,  IN CONNECTION WITH EACH OF THE MERGER PROXY  SOLICITATION  AND THE
ANNUAL MEETING PROXY  SOLICITATION  AS THEY BECOME  AVAILABLE  BECAUSE THEY WILL
CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS  WILL BE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATIONS  WILL  PROVIDE  COPIES  OF THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE  PARTICIPANTS'  PROXY  SOLICITOR,  D.F.  KING & CO.,  INC. AT ITS  TOLL-FREE
NUMBER: (800) 628-8532.

The participants in the Merger Proxy  Solicitation are Crescendo Advisors LLC, a
Delaware limited liability company  ("Crescendo  Advisors"),  Crescendo Partners
II, L.P., Series Y, a Delaware limited  partnership  ("Crescendo  Partners II"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"),  Crescendo Partners III, L.P., a Delaware limited  partnership
("Crescendo Partners III"),  Crescendo  Investments III, LLC, a Delaware limited liability company ("Crescendo  Investments III"), Eric Rosenfeld,  Arnaud Ajdler
and  The   Committee   to  Enhance   Topps  (the  "Merger   Proxy   Solicitation
Participants").

The  participants  in the Annual Meeting Proxy  Solicitation  include the Merger
Proxy Solicitation  Participants,  together with Timothy E. Brog, John J. Jones,
Michael Appel, Jeffrey D. Dunn, Charles C. Huggins,  Thomas E. Hyland, Thomas B.
McGrath  and  Michael  R.  Rowe  (the   "Annual   Meeting   Proxy   Solicitation
Participants").  Together,  the Merger Proxy  Solicitation  Participants and the
Annual  Meeting Proxy  Solicitation  Participants  are referred to herein as the
"Participants."

Crescendo Advisors  beneficially owns 100 shares of common stock of the Company.
Crescendo  Partners II beneficially owns 2,568,200 shares of common stock of the
Company. As the general partner of Crescendo Partners II, Crescendo  Investments
II may be  deemed  to  beneficially  own the  2,568,200  shares  of the  Company beneficially owned by Crescendo Partners II. Crescendo Partners III beneficially owns 126,500  shares of common stock of the Company.  As the general  partner of
Crescendo Partners III, Crescendo  Investments III may be deemed to beneficially own the 126,500 shares of the Company  beneficially  owned by Crescendo Partners
III. Eric Rosenfeld may be deemed to  beneficially  own 2,694,900  shares of the
Company,  consisting  of 100 shares held by Eric  Rosenfeld  and Lisa  Rosenfeld
JTWROS,  2,547,700  shares Mr.  Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of Crescendo  Investments II, 126,500 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments III and 100 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of
Crescendo  Advisors.  Mr. Ajdler  beneficially owns 2,301 shares of the Company.

Timothy E. Brog beneficially owns 133,425 shares of common stock of the Company,
John J. Jones beneficially owns 2,301 shares of common stock of the Company, and none of Michael Appel,  Jeffrey D. Dunn,  Charles C. Huggins,  Thomas E. Hyland,
Thomas B.  McGrath  and  Michael R. Rowe  beneficially  own any shares of common stock of the Company.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
D.F. King & Co., Inc.
(800) 628-8532
--------------------------------------------------------------------------------